                                                                 EXHIBIT 10.22


                             PARTICIPATION AGREEMENT

                          Dated as of October 28, 1999

                                      among

                             TENNECO PACKAGING INC.,
                            as Lessee, and Guarantor

                           FIRST SECURITY BANK, N.A.,
                      not individually, except as expressly
                   stated herein, but solely as Owner Trustee
                          under the Temple Trust 1997-1

                           THE VARIOUS BANKS AND OTHER
                     LENDING INSTITUTIONS WHICH ARE PARTIES
                            HERETO FROM TIME TO TIME,
                                 as the Holders

                           THE VARIOUS BANKS AND OTHER
                           LENDING INSTITUTIONS WHICH
                      ARE PARTIES HERETO FROM TIME TO TIME,
                                 as the Lenders

                                       and

                              BANK OF AMERICA N.A.,
                         as Administrative Agent for the
                                     Lenders









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                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

SECTION 1.   The Loans........................................................1

SECTION 2.   Holder Fundings..................................................1

SECTION 3.   Summary of Transactions..........................................2
    3.1.     Operative Agreements.............................................2
    3.2.     Property Purchase................................................2

SECTION 4.   The Closings.....................................................2
    4.1.     Execution Date and Initial Closing Date..........................2
    4.2.     Initial Closing Date; Property Closing Dates.....................2

SECTION 5.   Fundings; Lessee Delivery of Notices.............................3
    5.1.     General..........................................................3
    5.2.     Procedures for Funding...........................................3
    5.3.     Conditions to the Holders' and the Lenders' Obligations
             to Advance Funds on the Initial Closing Date or Funds for the
             Acquisition of Property..........................................4
    5.4.     Inspection of Documents; Hold Harmless; Removal of Properties....7

SECTION 6.   Conditions of the Initial Closing................................8
    6.1.     Conditions to the Lessor's and the Holders' Obligations..........8
    6.2.     Conditions to the Lessee's Obligations...........................9
    6.3.     Conditions to the Agent's Obligations...........................11

SECTION 7.   Representations and Warranties on the Initial Closing Date......12
    7.1.     Representations and Warranties of the Initial Holders...........12
    7.2.     Representations and Warranties of the Owner Trustee.............13
    7.3.     Representations and Warranties of the Lessee....................15
    7.4.     Representations and Warranties of the Agent.....................24

SECTION 8.   General Covenants of the Lessee and the Guarantor...............25
    8.1.     Covenants of the Lessee.........................................25

SECTION 9.   Payment of Certain Expenses.....................................35
    9.1.     Transaction Expenses............................................35
    9.2.     Certain Fees and Expenses.......................................36

    9.3.     Unused Fee and Holder Unused Fee................................36



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SECTION 10.  Other Covenants and Agreements..................................37
    10.1.    Cooperation with the Lessee.....................................37
    10.2.    Covenants of the Owner Trustee and the Holders..................37
    10.3.    Lessee Covenants, Consent and Acknowledgment....................39
    10.4 .   Sharing of Certain Payments.....................................41
    10.5.    Grant of Easements, Voting at Meetings, etc.....................41

SECTION 11. Credit Agreement and Trust Agreement.............................41
    11.1.    Lessee's Credit Agreement Rights................................41
    11.2.    Lessee's Trust Agreement Rights.................................42

SECTION 12. Transfer of Interest.............................................42
    12.1.    Restrictions on Transfer........................................42
    12.2.    Effect of Transfer..............................................43

SECTION 13. Indemnification..................................................43
    13.1.    General Indemnity...............................................43
    13.2.    General Tax Indemnity...........................................46

SECTION 14. Miscellaneous....................................................50
    14.1.    Survival of Agreements..........................................50
    14.2.    No Broker, etc..................................................50
    14.3.    Notices.........................................................51
    14.4.    Counterparts....................................................52
    14.5.    Amendments and Termination......................................52
    14.6.    Headings, etc...................................................52
    14.7.    Parties in Interest.............................................52
    14.8.    GOVERNING LAW; WAIVERS OF JURY TRIAL............................52
    14.9.    Submission to Jurisdiction; Waivers.............................53
    14.10.   Severability....................................................53
    14.11.   Liability Limited...............................................53
    14.12.   Rights of Lessee................................................55
    14.13.   Further Assurances..............................................55
    14.14.   Calculations under Operative Agreements.........................55
    14.15.   Confidentiality.................................................55
    14.16.   Calculation of Rent, Interest, Holder Yield and Fees............56
    14.17.   Assignment Clause...............................................56



                                      -ii-



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Schedule I   Initial Holders

Schedule II  Litigation

Schedule III Liens

Exhibit A    Requisition Form A
    Schedule 1    Legal Description of Land
    Schedule 2    Description of Improvements
    Schedule 3    Description of Equipment

Exhibit B  Tenneco Packaging Inc. Officer's Certificate
    Schedule 1    [itemized expenditures]

Exhibit C  Form of Opinion of Counsel to Tenneco Packaging Inc. and Tenneco Inc.

Exhibit D  Tenneco Packaging Inc. Officer's Certificate

Exhibit E  Tenneco Packaging Inc. Secretary's Certificate

Exhibit F  First Security Bank, N.A. Officer's Certificate

Exhibit G  First Security Bank, N.A. Certificate of Assistant Secretary

Exhibit H  Form of Opinion of Counsel to First Security Bank, N.A.

Exhibit I  Description of Land for Temple Property





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                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT, dated as of October 28, 1999 (as amended, modified, restated or supplemented from time to time, this "Agreement"), is by and among TENNECO PACKAGING INC., a Delaware corporation ("Tenneco Packaging"), as Lessee (Tenneco Packaging and any permitted assignee thereof under the Lease being referred to as the "Lessee") and as Guarantor ("Tenneco Packaging" or the "Guarantor"); FIRST SECURITY BANK, N.A., a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as Owner Trustee under the Temple Trust 1997-1 (the "Owner Trustee", "Borrower" or the "Lessor"); BANK OF AMERICA N.A., as Administrative Agent (in such capacity, the "Agent") for the Lenders; BANK OF AMERICA N.A., a national banking association and the various other banks and lending institutions which are parties hereto from time to time as Holders; BANK OF AMERICA N.A., and the various other banks and lending institutions which are parties hereto from time to time as Lenders. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. The Loans. The Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire or refinance, as applicable, the Properties and certain Improvements and Equipment pursuant to the terms and provisions hereof, and in consideration of the receipt of the proceeds of such Loans, the Lessor will issue the Notes (together with any note or notes issued in exchange or substitution therefor in accordance with the Credit Agreement, the "Notes"). The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time upon the appropriate submission by the Lessee of a Requisition therefor, in accordance with this Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

         SECTION 2. Holder Fundings. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto on each date Fundings are made in accordance with Section 5 hereof, each Holder shall make a Holder Funding on a pro rata basis to the Owner Trustee with respect to the Temple Trust 1997-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Fundings shall be three and seventy-five one hundredths percent (3.75%) of the amount of the Funding being funded on such date; provided, no Holder shall be obligated for any Holder Funding in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Fundings shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Funding shall be permitted such that the Holder Funding with respect to such Funding is less than 3.75% of the outstanding amount of such Funding, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, not joint, and not joint and several.

         SECTION 3. Summary of Transactions.

         3.1. Operative Agreements. On the date hereof (the "Execution Date"), each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Credit Agreement, the Notes, the Certificates, the Trust Agreement, the Security Agreement and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

         3.2. Property Purchase. On the Initial Closing Date and on each Property Closing Date thereafter and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Funding in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, and (c) the Lessor will purchase, refinance or lease pursuant to a Ground Lease, the applicable Property identified by the Lessee, and grant the Agent a Lien on such Property by execution of the required Security Documents.

         SECTION 4. The Closings.

         4.1. Execution Date and Initial Closing Date. All documents and instruments required to be delivered on either the Execution Date or the Initial Closing Date shall be delivered at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019 or at such other location as may be determined by the Lessor, the Agent and the Lessee.

         4.2. Initial Closing Date; Property Closing Dates. The Lessee shall deliver to the Lessor and the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A-1 (for the Initial Closing Date) and Exhibit A-2 (for each Property Closing Date after the Initial Closing Date) or in such other form as is reasonably satisfactory to the Lessor, and the Agent, in connection with (a) the Initial Closing Date relating to the Transaction Expenses and other fees, expenses and disbursements payable by the Lessor pursuant to Section 9.1(a) with invoices (in form and substance reasonably acceptable to the Agent and the Lessor) for such Transaction Expenses and other fees, expenses and disbursements attached to such Requisition, and (b) each Property Closing Date relating to each Acquisition Funding pursuant to Section 5.3. Upon the written request of any Lender to the Agent, the Agent shall deliver a copy of said Requisition to such Lender.




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         SECTION 5. Fundings; Lessee Delivery of Notices.

         5.1. General. To the extent funds have been made available to the Lessor as Loans by the Lenders and Holder Fundings by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements at the direction of the Lessee to acquire Properties (including Equipment) in accordance with the terms of this Agreement, the Lease and the other Operative Agreements, and (ii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 9.1 (a) and (b).

         5.2. Procedures for Funding.

              (a) The Lessee shall designate the date for Fundings hereunder in accordance with the terms and provisions hereof. Contemporaneously with the consummation of the Spin-Off, the Lessee shall deliver to, the Lessor and the Agent with respect to the Initial Closing Date, a Requisition as described in Section 4.2 hereof (including without limitation such information regarding the Land, Improvements and Equipment included within the Group I Properties as the Agent and the Lessor shall reasonably require). Not less than (i) one (1) Business Day prior to the date of any requested Base Rate Funding and (ii) three
         (3) Business Days prior to the date of any requested Eurodollar Funding, the Lessee shall deliver to the Lessor and the Agent, with respect to each Property Closing Date after the Initial Closing Date, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, to be acquired on such date and a Completion Certificate with respect to any improvements on such Land, each of the foregoing in a form reasonably acceptable to the Lessor and the Agent).

              (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Fundings and that the Lenders make Loans to the Lessor for the payment of the Property Acquisition Costs.

              (c) Subject to the terms and conditions of the Credit Agreement and the Trust Agreement and subject to the satisfaction of the conditions precedent set forth in Section 5.3, as applicable, on the Initial Closing Date and on each Property Closing Date after the Initial Closing Date, (i) the Lenders shall make Loans to the Lessor in an aggregate amount equal to 96.25% of the Requested Funds specified in any Requisition such loans to be apportioned as follows, (y) with respect to the Group I Properties, such loans to be apportioned 81.00% to the Series A Loans and 15.25% to the Series B Loans, and (z) with respect to the Group II Properties, 84.50% to Series A Loans and 11.75% to Series B Loans, up to aggregate principal amount equal to the Available Commitments, (ii) each




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         Holder shall make a pro rata Holder Funding based on its Holder
         Commitment in an amount such that the aggregate of all Holder Fundings at such time shall be 3.75% of the balance of the Requested Funds specified in such Requisition, provided no such Holder Funding shall exceed such Holder's pro rata share of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Fundings made on such date shall (w) be used by the Lessor to pay the Property Acquisition Costs within three (3) Business Days after the receipt by the Lessor of such Funding, (y) be used by the Lessor to pay Transaction Expenses, fees, expenses and other disbursements to the extent permitted under Section 5.3, or (z) be disbursed by the Lessor, on the date of such Funding, to the Lessee to pay Property Costs, as applicable. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

         5.3. Conditions to the Holders' and the Lenders' Obligations to Advance Funds on the Initial Closing Date or Funds for the Acquisition of Property.

              (a) The obligations of each Holder to make Holder Fundings, and of each Lender to make Loans, to the Lessor on the Initial Closing Date and each Property Closing Date thereafter for the purpose of providing funds to the Lessor necessary to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under
         Section 9.1 of this Agreement, are subject to the prior or contemporaneous satisfaction or waiver of the following conditions precedent:

                  (i) the correctness in all material respects on such Property Closing Date of the representations and warranties of the Owner Trustee, the Lessee and the Holders (other than such Holder) contained herein and in each of the other Operative Agreements;

                  (ii) the performance in all material respects by the Lessee of its agreements contained herein and in the other Operative Agreements which covenants are to be performed by them on or prior to each such Property Closing Date;

                  (iii) the satisfaction of all conditions to any such
              Holder Funding or Loan set forth in any Operative Agreement;

                  (iv) the Agent and the Owner Trustee shall have received a fully executed copy of a counterpart of any Requisition, appropriately completed;

                  (v) title to each Property being acquired on such Property Closing Date shall conform to the representations and warranties set forth in Section 7.3(j) hereof;





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                  (vi)   except with respect to the Temple Property, the
              Lessee shall have delivered to the Lessor a copy of the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any) with respect to the Land, and a copy of the Bill of Sale with respect to the Equipment, in each case for such of the foregoing as are being acquired on such Property Closing Date; and such Land and existing Improvements shall be located in an Approved State;

                  (vii) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements shall have occurred after giving effect to the Funding requested by such Requisition;

                  (viii) the Lessee shall have delivered to the Agent
              and the Owner Trustee, title insurance commitments to issue policies in favor of the Owner Trustee and the Agent with respect to each Property being acquired on such Property Closing Date, such policies being in form and substance reasonably acceptable to the Owner Trustee and the Agent, with such title exceptions thereto as are reasonably acceptable to the Owner Trustee and the Agent; and the Lessee shall deliver to the Owner Trustee and the Agent, as soon as possible after such Property Closing Date, the final title insurance policies for each such Property, taking no specific exception for any Lien filed on account of materials furnished or labor performed in connection with the Property, and otherwise showing no additional exceptions to coverage (other than those exceptions to title constituting Permitted Encumbrances);

                  (ix) the Lessee shall have delivered to the Agent and the Owner Trustee a "Phase I" environmental site assessment with respect to each such Property, prepared by an independent recognized professional reasonably acceptable to the Agent and the Owner Trustee and in a form and substance that is reasonably acceptable to the Agent and the Owner Trustee;

                  (x) the Lessee shall have delivered to the Agent and the Owner Trustee a survey of each such Property, prepared by an independent recognized professional meeting the then current minimum standard detail requirements for American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) Land Title Surveys certified to the Agent and otherwise reasonably acceptable to the Agent;

                  (xi) the Lessee shall have caused to be delivered to the Agent and the Owner Trustee a legal opinion (in form and substance reasonably satisfactory to the Agent and the Owner Trustee) from counsel located in the state where each such Property is located or, if the Agent and the Owner Trustee have previously received an opinion from counsel in such state, the Agent and the Owner Trustee




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



              (in their discretion) may accept an update or a reaffirmation of the previous opinion, in each case addressed to each Lender;

                  (xii) the Owner Trustee and the Agent shall be satisfied, in their sole discretion, that the acquisition or ground leasing of each such Property and the execution of the Mortgage Instrument and the other Security Documents will not adversely affect in any material respect the rights of the Owner Trustee, the Holders, the Agent or the Lenders under or with respect to the Operative Agreements in effect as of such Property Closing Date;

                  (xiii) the Lessee shall have delivered to the Agent and the Owner Trustee, with respect to each such Property, invoices for the various Transaction Expenses and other fees, expenses and disbursements referenced in Section 9.1 (a) or
              (b) of this Agreement;

                  (xiv) the Lessor shall have delivered to the Agent a Mortgage Instrument and Lender Financing Statements with respect to each such Property in a form reasonably acceptable to the Agent and Lessee;

                  (xv) the Lessee shall have delivered to the Lessor with respect to each such Property, a Lease Supplement and a memorandum regarding the Lease and such Lease Supplement (such memorandum to be substantially in the form attached to the Lease as Exhibit C, and in each case in form suitable for recording);

                  (xvi) the Lessee shall have delivered to the Lessor with respect to each such Property Lessor Financing Statements (or continuation statements, as applicable) executed by the Lessee;

                  (xvii) if any such Property is subject to a Ground Lease, the Lessee shall have caused a lease memorandum (in form and substance satisfactory to the Agent) to be delivered to the Agent for such Ground Lease;

                  (xviii) counsel for the ground lessor of each such
              Property subject to a Ground Lease shall have issued to the Lessor, the Agent and the Holders, an opinion satisfactory to the Agent;

                  (xix) all necessary Governmental Actions required by any law or regulation enacted, imposed or adopted on or prior to each such date or by any change in facts or circumstances on or prior to each such date, shall have been obtained or made and be in full force and effect;



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


                  (xx)    the Lessee shall cause (i) Uniform Commercial
              Code lien searches, tax lien searches and judgment lien searches regarding each of the Lessee and the Lessor to be conducted (and copies thereof to be delivered to the Agent and the Owner Trustee) in the state and county (or other jurisdiction) in which such Property is located, by a nationally recognized search company acceptable to the Owner Trustee and the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Owner Trustee or the Agent to be either removed or otherwise handled in a manner reasonably satisfactory to the Owner Trustee and the Agent;

                  (xxi) by the later to occur of (A) each Property Closing Date or (B) the date that is ninety (90) days after the Initial Closing Date or any Property Closing Date thereafter, as applicable, the Agent shall have received an Appraisal for the Property or Properties described in the applicable Requisition showing that each such Property has a value at least equal to ninety-five percent (95%) of the expected total Property Cost of such Property and all Improvements constructed thereon; and

                  (xxii) the Lessee will deliver to the Agent, and the Lessor an Officer's Certificate in the form attached hereto as Exhibit B - specifying (a) with respect to the Property for which a Requisition is submitted, the Completion Date for the construction of Improvements at the Property, (b) the aggregate Property Cost for the Property and (c) if any of the Property consists of Tangible Personal Property, a separate statement of the Property Cost attributable to such Tangible Personal Property. Such Officer's Certificate shall also include, in form and in detail reasonably acceptable to the Agent and the Holders, a summary of the Property Cost figures and a certification to the effect that all Improvements have been made in accordance with all applicable material Legal Requirements, in a good and workmanlike manner and otherwise in substantial compliance with the standards and practices of the Lessee with respect to similar properties and improvements owned by the Lessee, and that no consent or approval of any Person is required for such Improvements except for consents and approvals which have already been obtained and consents and approvals the lack of which would not be reasonably likely to (A) materially and adversely affect the use and occupancy of the Improvements or (B) have a Material Adverse Effect.

         5.4. Inspection of Documents; Hold Harmless; Removal of Properties. Any document or item (including without limitation any environmental report) delivered to the Agent shall be available for inspection at any time during ordinary business hours upon reasonable notice by any Lender or Holder. The Agent shall not incur any liability to any Lender, any Holder, the Owner Trustee or any other Person (and each Lender, each Holder, the Owner Trustee, and the Lessee hereby holds the Agent harmless from any such liability) as a result of any such document or item, any information contained therein, the failure to receive any such document, or the Agent's



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




approval of any Property. In the event the Majority Lenders reasonably determine that any environmental site assessment reveals an Environmental Violation and they or the Agent so notify the Lessee, then the Lessee shall remedy or purchase such Property in accordance with Section 15.2 of the Lease.


         SECTION 6. Conditions of the Initial Closing.

         6.1. Conditions to the Lessor's and the Holders' Obligations. The obligations of the Lessor and the Holders to consummate the transactions contemplated by this Agreement are subject to (i) the accuracy and correctness in all material respects on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness in all material respects on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto,
(iii) the performance in all material respects by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements and to be performed by them on or prior to the Initial Closing Date and (iv) the satisfaction, or waiver by the Lessor and the Holders, of all of the following conditions on or prior to the Initial Closing Date:

              (a) Each of the Operative Agreements shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessor and the Holders, and shall be in full force and effect, and no Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Lessor shall have received a fully executed copy of each of the Operative Agreements (other than the Notes of which it shall have received specimens). The Operative Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed or shall be promptly filed, if necessary, in such manner as to enable the Lessee's counsel to render its opinion referred to in Section 6.1(g) hereof;

              (b) All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provision for such payment shall have been made to the reasonable satisfaction of the Lessor and the Agent;

              (c) No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

              (d) In the reasonable opinion of the Lessor and the Holders and their counsel, the transactions contemplated by the Operative Agreements do not and will not violate any material Legal Requirements and do not and will not subject the Lessor or the Holders to any materially adverse regulatory prohibitions or constraints;

              (e) The Lessor and the Agent shall each have received an Officer's Certificate of the Lessee, dated as of the Initial Closing Date, in the form attached hereto as Exhibit D or in such other form as is reasonably acceptable to such parties stating that (i) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has performed and complied in all material respects with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

              (f) The Lessor and the Agent shall each have received (i) a certificate of the Secretary or an Assistant Secretary of Lessee in the form attached hereto as Exhibit E or in such other form as is reasonably acceptable to such parties attaching and certifying as to
         (A) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by Lessee of each of the Operative Agreements to which it is or will be a party, (B) its certificate of incorporation and by-laws, in each case certified as of a recent date by the Secretary of State of the State of its incorporation, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the appropriate officer of each of the State of Texas and the state in which the Lessee's chief executive office is located; and

              (g) Counsel for the Lessee and the Guarantor reasonably acceptable to the other parties hereto shall have issued to the Lessor, the Agent, the Lenders and the Holders the opinions in the form attached hereto as Exhibit C or in such other form as is reasonably acceptable to such parties.

         6.2. Conditions to the Lessee's Obligations. The obligation of the Lessee to consummate the transactions contemplated by this Agreement is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein,
(ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto,
(iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the satisfaction or waiver by the Lessee of all of the following conditions on or prior to the Initial Closing Date:

              (a) Each of the Operative Agreements to be entered into on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Lessee, and shall be in full force and effect, and no Default, other than Defaults of the Lessee, shall exist thereunder, and the Lessee shall have received a fully executed copy of each of the Operative Agreements (other than Notes of which it shall have received a specimen);

              (b) In the reasonable opinion of the Lessee and its counsel, the transactions contemplated by the Operative Agreements do not violate any material Legal Requirements and will not subject Lessee to any materially adverse regulatory prohibitions or constraints;

              (c) No action or proceeding shall have been instituted nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority (i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect;

              (d) The Lessee and the Agent shall each have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as Exhibit F or in such other form as is reasonably acceptable to Lessee and the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it, and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

              (e) The Lessee and the Agent shall each have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as Exhibit G or in such other form as is reasonably acceptable to Lessee and the Agent, attaching and certifying as to (A) the signing resolutions, (B) its articles of incorporation or other equivalent charter documents, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company, (C) its by-laws and (D) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the state of incorporation of the Trust Company and, to the extent required by applicable Law, good standing or comparable certificates for the Trust Company or the Owner Trustee from each state in which the Properties are located; and

              (f) Counsel for the Lessor acceptable to the other parties hereto shall have issued to the Lessee, the Holders, the Lenders and the Agent an opinion in the form attached hereto as Exhibit H or in such other form as is reasonably acceptable to such parties.

         6.3. Conditions to the Agent's Obligations. The obligation of the Agent to consummate the transactions contemplated by this Agreement on the Initial Closing Date is subject to (i) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained herein, (ii) the accuracy and correctness on the Initial Closing Date of the representations and warranties of the other parties hereto contained in any other Operative Agreement or certificate delivered pursuant hereto or thereto, (iii) the performance by the other parties hereto of their respective agreements contained herein and in the other Operative Agreements, in each case to be performed by them on or prior to the Initial Closing Date, and (iv) the satisfaction, or waiver by the Agent, of all of the following conditions on or prior to the Initial Closing Date:

              (a) Each of the Operative Agreements to be entered into on the Initial Closing Date shall have been duly authorized, executed and delivered by the parties thereto, other than the Agent, and shall be in full force and effect, and no Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Agent shall have received a fully executed copy of each of the Operative Agreements (including the Notes). The Operative Agreements (or memoranda thereof), any supplements thereto and any financing statements and fixture filings in connection therewith required under the Uniform Commercial Code shall have been filed or shall be promptly filed, if necessary, in such manner as to enable the Lessor's counsel to render its opinion referred to in Section 6.2(f) hereof;

              (b) The satisfaction of each of the conditions set forth in Sections 6.1(b), (c), (e) and (f) and Sections 6.2(d), (e) and (f) hereof; and

              (c) In the reasonable opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not violate any material Legal Requirements and do not and will not subject the Agent to any materially adverse regulatory prohibitions or constraints.

         SECTION 7. Representations and Warranties on the Initial Closing Date.

         7.1. Representations and Warranties of the Initial Holders. Effective as of the Initial Closing Date, each Holder on such date represents and warrants to each of the other parties hereto that:

              (a) It is a national banking association, or a corporation that is a commercial finance company, in each case duly organized, validly existing and in good standing under the laws of the United States or the country or state of its organization and has the power and authority to carry on its business as now conducted and to enter into and perform its obligations under each Operative Agreement to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

              (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party have been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of the stockholders of, or approval or consent of any trustee or holder of any indebtedness or obligations of, such Holder which have not been obtained and be in full force and effect, (ii) violates or will violate any Legal Requirement applicable to or binding on it (except no representation or warranty is made as to any Legal Requirement to which it may be subject solely as a result of the activities of the Lessee) as of the date hereof, (iii) violates or will violate or result in any breach of or constitute any default under, or result in the creation of any Lien upon any Property or any of the Improvements (other than Liens created by the Operative Agreements) under its certificate of incorporation or other equivalent charter documents, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties is bound or affected or (iv) requires or will require any Governmental Action by any Governmental Authority (other than arising solely by reason of the business, condition or activities of the Lessee or any Affiliate thereof or the construction or use of the Properties or the Improvements);

              (c) There is no action or proceeding pending or, to its knowledge, threatened against it before any Governmental Authority that questions the validity or enforceability of any Operative Agreement to which it is or will become a party or that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party;

              (d) It has not assigned or transferred any of its right, title or interest in or under the Lease except in accordance with the Operative Agreements;

              (e) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

              (f) It is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. It is not an

         "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended; and

              (g) It is acquiring its interest in the Trust Estate for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of its interest in the Trust Estate, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in any Property, the Trust Estate or the Lease to the registration requirements of Section 5 of the Securities Act. No representation or warranty contained in this
         Section 7.1(g) shall include or cover any action or inaction of the Lessee or any Affiliate thereof whether or not purportedly on behalf of the Holders, the Owner Trustee or any of their Affiliates.

         7.2. Representations and Warranties of the Owner Trustee. Effective as of the Initial Closing Date, Trust Company in its individual capacity and as the Owner Trustee, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in paragraphs (g),
(h), (i) and (j) below are made solely in its capacity as the Owner Trustee:

              (a) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before each Closing Date in connection with or as contemplated by each such Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is or will be a party;

              (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) requires or will require any approval of its stockholders, Certificate holders or any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) violates or will violate any current law, governmental rule or regulation relating to its banking or trust powers, (iii) violates or will violate or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which violation, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) requires or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

              (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or will be, duly executed and delivered by Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

              (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

              (e) It has not assigned or transferred any of its right, title or interest in or under the Lease except in accordance with the Operative Agreements;

              (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

              (g) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Lenders, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act, or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

              (h) The Owner Trustee's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at First Security Bank, N.A., 79 South Main Street, Salt Lake City, Utah, 84111;

              (i) The Owner Trustee is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Fundings will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Federal Reserve Board; and

              (j) The Owner Trustee is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. The Owner Trustee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         7.3. Representations and Warranties of the Lessee. The Lessee, in its capacity as Lessee and Guarantor, represents and warrants to each of the other parties hereto that the following shall be true and correct on and as of each of the Initial Closing Date, each Property Closing Date and the date of each Funding unless otherwise indicated:

              (a) Corporate Existence; Authority. The Lessee is a duly organized, and validly existing corporation. The Lessee is in good standing under the laws of the State of Delaware, is duly qualified and authorized to do business in the states where any Properties are located and has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for such licenses, authorizations, consents and approvals the lack of which would not be reasonably likely to have a Material Adverse Effect.

              (b) Corporate and Governmental Authorization; No
         Contravention. The execution, delivery and performance by the Lessee of this Agreement and the other Operative Agreements to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action of the Lessee, require no action by or in respect of, or filing with, any governmental body, agency or official (except for those required in connection with the Spin-Off) and do not contravene, or constitute a default under, any provision of applicable Law or of the certificate of incorporation or by-laws of the Lessee or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Lessee or result in the creation or imposition of any Lien on any asset of the Lessee (except as contemplated by the Operative
         Agreements and do not or will not require any approval or consent of the Lessee, or any trustee or holders of any indebtedness or obligations of Lessee which have not been duly obtained).

              (c) Binding Effect. This Agreement and the other Operative Agreements to which the Lessee is a party constitute the legal, valid and binding obligations of the Lessee, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

              (d) Financial Condition. (1) The combined financial statements of the Lessee and its Subsidiaries dated as of December 31, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date reported on by Arthur Andersen LLP and set forth in the Lessee's filings on Form 10 and Form S-4 (as referenced in the definition of Spin-Off), and (2) the interim combined financial statements of the Lessee and its Subsidiaries dated June 30, 1999, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date reported on by Arthur Andersen LLP and set forth in the Lessee's filings on Form 10 and Form S-4 (as referenced in the definition of Spin-Off):

                  (i) were prepared in accordance with GAAP consistently applied for the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the unaudited interim statements, to ordinary, good faith year-end audit adjustments); and

                  (ii) fairly present (subject, in the case of the unaudited interim statements, to ordinary, good faith year-end audit adjustments) the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby.


              (3) Since June 30, 1999, there has been no Material Adverse Effect with respect to the Lessee.

              (e) Litigation. Except as disclosed in Schedule II, there are no actions, suits, proceedings, claims, disputes pending or, to the Knowledge of the Lessee, threatened, at law, in equity, in arbitration or before any Governmental Authority, against the Lessee or any Subsidiary or any of their respective properties which: (i) purport to affect or pertain to this Agreement or any other Operative Agreement, or any of the transactions contemplated hereby or thereby; or (ii) if determined adversely to the Lessee or its Subsidiaries, could in the reasonable judgment of the Lessee be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Operative Agreements, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

              (f) Status. The Lessee or any Subsidiary is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is it subject to regulation under the Investment Advisors Act, the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act, or under any other state or Federal Law limiting its ability to execute and deliver any Operative Agreement or perform its obligations thereunder.

              (g) Compliance with Margin Regulations. No proceeds of any
         Loan or Holder Funding have been or will be used in violation of any applicable Law (including, without limitation, Regulation D, Regulation G, Regulation T, Regulation U and Regulation X of the Federal Reserve Board, as in effect from time to time), giving effect to the transactions contemplated to be consummated on the Initial Closing Date and on the date of each subsequent Loan and Holder Funding.

              (h) No Default. No Default, Event of Default or Major Environmental Event has occurred and is continuing.

              (i) Consents. The execution, delivery and performance by the Lessee of each Operative Agreement to which it is a party and any other agreement which it has entered into in connection with the transactions contemplated thereby, the consummation of the transactions contemplated thereby and its compliance with the terms thereof does not require the consent of any Person or the approval or authorization of, or filing, registration or qualification with, any Federal, state or local governmental authority on the part of the Lessee as a condition to such execution, delivery, performance and compliance except those consents which have already been obtained by the Lessee and copies of which have been delivered to the Lessor, the Agent, the Lenders and the Holders, and those consents that will be obtained on or before the Initial Closing Date.

              (j) Title to the Property.

                  (i) On and after the Property Closing Date for each Property, the Lessor will have good and marketable title to such Property (other than any Land subject to a Ground Lease), together with the right to use any necessary easements or rights-of-way or similar property rights, subject only to Permitted Encumbrances.

                  (ii) On and after the Property Closing Date for each Property that is subject to a Ground Lease, the Lessor will have a good and marketable leasehold interest in the Land that is subject to a Ground Lease, together with the right to use any necessary easements or rights-of-way or similar property rights, subject only to Permitted Encumbrances.

                  (iii) On or after the Property Closing Date for each
              Property, the Lessee does not have actual knowledge or written notice that such Property contains any defect or feature making it unsuitable for the proper operation thereof.

              (k) Compliance with Law. The Lessee is not in violation of any Law in any material respect with respect to any Property or any part thereof, or with respect to its leasing, ownership, or operation of any Property or any part thereof, or with respect to the conduct of its business relating to any Property or any part thereof in each case to the extent the violation of such Law would have a Material Adverse Effect. To the Knowledge of the Lessee, the Lessee has not received any notice of, or citation for, any violation of any Law which has not been resolved, which notice or citation relates to the ownership, leasing or operation of any Property or any part thereof and the violation of which would have a Material Adverse Effect. The Lessee is in compliance in all material respects with all applicable Laws, the violation of which would have a Material Adverse Effect.

              (l) Recordation and Filing. On and as of the Property Closing
         Date for each Property, the memoranda of Ground Lease, memoranda of Lease, and the Mortgage Instruments and all Lender Financing Statements and Lessor Financing Statements, to be recorded or filed, shall have been duly recorded, published, registered and filed by the Lessee and are in a form sufficient to create or publish notice of the interests in such Property or any part thereof purported to be created thereby. Upon the recordation of the memoranda of Ground Lease, the memoranda of Lease and the Mortgage Instruments and the filing of such Lender Financing Statements and Lessor Financing Statements, each to be recorded or filed in such places as the Lessee shall notify the Agent and the Lessor prior to such Property Closing Date, such documents will have been recorded or filed in each place in which recording or filing is required to publish notice, under applicable Law, of the interests created thereby and to protect the validity and effectiveness thereof, and all Taxes, fees and other public charges payable in connection with the publishing, filing and recordation of the memoranda of Ground Lease, the memoranda of Lease, the Mortgage Instruments, the Lender Financing Statements and Lessor Financing Statements will have been paid in full by the Lessee.

                  (m) Rights to Property, Etc.

                           (i) On and after the Property Closing Date with
                  respect to any Property, the Lessor has the right to use all rights-of-way, easements and real property licenses, environmental allowances, rights in real property (including, without limitation, fixtures and appurtenances), utilities and other services necessary for the day-to-day operation of the Property and the construction of the Improvements and (A) such rights-of-way, easements, licenses, environmental allowances, utilities and other services are valid and in full force and effect in accordance with their terms, (B) there is presently no default with respect to any such rights-of-way, easements, licenses, utilities and other services by the Lessee or Lessor or, to the knowledge of the Lessee, by any other Person, and
                  (C) all utility services necessary for the construction of the Improvements and operation of the Property for their intended purposes are or will be available at the boundaries of the Property.

                           (ii) On and after the Initial Closing Date, none of
                  the Permitted Encumbrances will interfere with the use or possession of any Property or any part thereof or any other asset used in connection therewith or the use of or the exercise by the Agent of its rights either under any Operative Agreement or to the Property.

                           (iii) On and after the Property Closing Date with
                  respect to any Property, except for the Permitted Encumbrances, each Property will be situated wholly within the boundary lines of the respective Land and will not encroach upon any contiguous or adjoining property; no Property or any part thereof is considered part of a larger zoning or tax lot; the Improvements will not encroach on any easements or rights-of-way affecting any Property or any part thereof, will not violate any rights granted thereunder or any covenants or restrictions affecting any Property, or any part thereof, and any future violation will not result in a reversion or forfeiture of title, right of re-entry or power of termination; and the easements, rights-of-way, covenants and restrictions affecting any Property or any part thereof will not interfere with the use or occupancy of any Property or any part thereof, or any asset owned or used in connection therewith, nor will the exercise of rights or remedies thereunder result in any damage to any Property or diminution of value of any Property, or any part thereof.

                  (n) Environmental Compliance. Subject to Section 15.2 of the
Lease:

                           (i) each Property complies in all material respects
                  with all Environmental Laws; all necessary Environmental Permits have been obtained and are in effect for each Property and no circumstances exist that could be reasonably likely to
                  (A) form the basis of an Environmental Action against any Property or (B) cause any Property to be subject to any restrictions on ownership, occupancy, industrial use or transferability under any Environmental Law; and

                           (ii) except as a result of the Temple Property's RCRA
                  status or the USEPA's RCRA Facility assessment (as reflected, in either case, in (A) the "Phase I" environmental site assessment prepared by Roy P. Weston, Inc., a copy of which has been delivered by the Lessee to the Agent, or (B) portions of the "Phase I" and "Phase II" environmental site assessments prepared by CH2M Hill relating to the Temple Property, copies of which have been delivered by the Lessee to the Agent), neither any Property nor any part thereof is listed or proposed for listing on the NPL or on CERCLIS or any analogous state list of sites requiring investigation or cleanup;

                           (iii) all Hazardous Materials generated, used,
                  treated, handled or stored at or transported to or from any Property or any part thereof by the Lessee, the Guarantor or any of its Subsidiaries, have been disposed of in compliance with all Environmental Laws and Environmental Permits;

                           (iv) except with respect to the Canadaiqua Property,
                  the Lessee has not received any written or other notice, mandate, order, Lien or request which remains pending under an Environmental Law concerning any Property or any part thereof or relating to an alleged violation of an Environmental Law concerning any Property or any part thereof or relating to any potential adverse action in any way involving environmental, health or safety matters affecting any Property or any part thereof;

                           (v) except with respect to the Canadaiqua Property,
                  there is no proceeding pending or, to the knowledge of the Lessee, threatened in writing, against the Lessee, by any Federal, state, or local court, tribunal, administrative agency, department, commission, board or other authority or instrumentality with respect to the presence on or release of any Hazardous Material from any Property or any part thereof; and

                           (vi) except with respect to the release at or near
                  the Canadaiqua Property reflected in the Phase II environmental reports prepared by Dames & Moore and Sear Brown, copies of which have been delivered by the Lessee to the Agent, no Hazardous Materials have been released from or on any Property or any part thereof for which remedial action could reasonably be required under any Environmental Law or may be necessary to prevent or eliminate a "significant risk to human health or the environment" that have not already been remediated (as defined in Section 15.2 of the Lease).

                  (o) No Condemnation, Casualty or Force Majeure. Neither any Property nor any part thereof has suffered a Condemnation or a Casualty or any other damage or destruction which renders such Property unusable in whole or in material part, and, under applicable Law, each Property may be used for the purposes contemplated by the Lessee in accordance with the Lease. No Force Majeure Event has occurred and is continuing which would adversely affect the operation of any Property or any material part thereof or the construction, renovation and operation of the Improvements.

                  (p) Permits. All Permits (including Environmental Permits) that are or will become Applicable Permits have been obtained, except Applicable Permits which are permitted by Law to be obtained after the Property Closing Date with respect to any Property or after any date on which any Funding shall occur, as applicable. All such Permits that are or will become Applicable Permits are in proper form, in full force and effect and not subject to any further appeal or further contest or to any unsatisfied condition that may allow modification or revocation.

                  (q) Insurance. The Lessee is in compliance with all Insurance Requirements, and all insurance policies required by Section 14 of the Lease are in full force and effect.

                  (r) Taxes. The Lessee and its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other material domestic tax returns which to the Knowledge of the Lessee are required to be filed (as of each applicable date) and have paid or provided for the payment before the same became delinquent, all Taxes due pursuant to such federal income tax returns and other material domestic tax returns other than those Taxes being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Lessee and its Subsidiaries in respect of Taxes are, in the opinion of the Lessee, adequate to the extent required by GAAP. There is no proposed tax assessment against the Lessee or any Subsidiary that would, if made, have a Material Adverse Effect.

                  (s) No Material Adverse Event. No applicable Law prohibits, and no litigation, governmental investigation or other proceeding is pending or, to the Knowledge of the Lessee threatened, in which there is a reasonable possibility of an unfavorable judgment, decree, order or other determination which could prevent or make unlawful, or impose any material adverse condition upon, any Property or the acquisition, construction, use, ownership, operation or leasing thereof.

                  (t) Full Disclosure. No statement or material furnished by or on behalf of the Lessee to the Agent, the Lenders, the Holders, or the Lessor, in connection with any Operative Agreements or any transaction contemplated thereby contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.

                  (u) Fair Price. The Properties to be acquired are being acquired at a price that is not in excess of fair market value, and such Properties consist of (i) unimproved Land, or (ii)
         Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or will be removed, renovated or modified in accordance with the terms of this Agreement, or (iii) Equipment. Each of the Properties is located at the site set forth on the applicable Requisition, which is in one of the Approved States.

                  (v) Flood Hazard. Except for certain portions of the Covington Property and the Temple Property, no portion of any Property being acquired by the Lessor on any Property Closing Date is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by any such agency, then flood insurance has been obtained for such Property to the extent required by Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

                  (w) Bankruptcy, Etc. The Lessee has not admitted in writing its inability to pay its debts generally or has not made a general assignment for the benefit of creditors; no proceeding has been instituted by or against the Lessee seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property the Lessee taken any corporate action to authorize any of the actions set forth above in this subsection (w).

                  (x) Conditions Precedent. All conditions precedent contained in this Agreement and in the other Operative Agreements relating to each Funding have been substantially satisfied on the date of such Funding.

                  (y) Governmental Authorization. Except those required in connection with the Spin-Off, no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority (other than any of the foregoing which has been obtained or made and is in full force and effect) is necessary or required in connection with the execution, delivery or performance by the Lessee of this Agreement or any other Operative Agreement.

                  (z) ERISA Compliance.

                           (i) Each Plan is in compliance in all material
                  respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, and to the Knowledge of the Lessee, nothing has occurred which would cause the loss of such qualification. The Lessee and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                           (ii) There are no pending or, to the Knowledge of
                  Lessee, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                           (iii) (a) No ERISA Event has occurred or is
                  reasonably expected to occur; (b) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) no Pension Plan has any material Unfunded Pension Liability; (d) neither the Lessee nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (e) neither the Lessee nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under
                  Section 4219 of ERISA, would result in such liability) under
                  Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (f) neither the Lessee nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         (aa) Material Subsidiaries. Each of the Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing, in each case under the laws of its jurisdiction of incorporation, except where failure of a Material Subsidiary of the Lessee to be duly incorporated, validly existing and in good standing would not have a Material Adverse Effect.

         (bb) The Lessee and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed programs to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Lessee may be unable to recognize and perform properly date sensitive functions involving certain dates prior to any date after December 31, 1999). Based on such review and programs, the Lessee reasonably believes that the "Year 2000 Problem" will not result in a Material Adverse Effect.

         (cc) Solvency, etc. On the Execution Date, and immediately prior to and after giving effect to each Borrowing hereunder and the use of the proceeds thereof, (a) the Lessee's assets will exceed its liabilities and (b) the Lessee will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

         7.4. Representations and Warranties of the Agent. Effective as of the Initial Closing Date, the Agent represents and warrants to each of the other parties hereto that:

                  (a) It is a national banking association duly organized and validly existing under the laws of the United States of America and has the full power and authority to enter into and perform its obligations under this Agreement and each other Operative Agreement to which it is or will be a party;

                  (b) The execution, delivery and performance by the Agent of this Agreement and each other Operative Agreement to which it is or will be a party are not, and will not be, inconsistent with the articles of incorporation or by-laws or other charter documents of the Agent, do not and will not contravene any applicable Law of the State of New York or of the United States of America governing its activities and will not contravene any provision of, or constitute a default under any indenture, mortgage, contract or other instrument to which it is a party or by which it or its properties are bound, or require any consent or approval of any Governmental Authority under any applicable law, rule or regulation of the State of New York or any federal law, rule or regulation of the United States of America governing its activities; and

                  (c) Each of this Agreement and each other Operative Agreement to which it is a party has been, or when executed and delivered will be, duly authorized by all necessary corporate action on the part of the Agent and has been, or on such Closing Date will be, duly executed and delivered by the Agent.

         SECTION 8. General Covenants of the Lessee and the Guarantor.

         8.1. Covenants of the Lessee.

                  (a) Information. The Lessee shall deliver to the Agent, for distribution to the Lessor, Lenders and Holders, in form and detail satisfactory to the Lessor, Lenders and the Holders (it being understood that for purposes hereof, the form and detail required by the SEC for annual and quarterly reports filed pursuant to the Exchange Act shall be deemed satisfactory):

                           (i) as soon as available, but not later than 90 days
                  after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Lessee and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLC or another nationally-recognized independent public accounting firm ("Independent Auditor"), which opinion (i) shall state that such consolidated financial statements present fairly the Lessee's consolidated financial position for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Lessee's or any Subsidiary's records; and

                           (ii) as soon as available, but not later than 50 days
                  after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending September 30, 1999), a copy of the unaudited consolidated balance sheet of the Lessee and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Lessee and its Subsidiaries as of such date and for such period.


                           (iii) simultaneously with the delivery of each set of
                  financial statements referred to in clauses (i) and (ii) above, a certificate of an authorized financial officer or accounting officer of the Lessee (1) setting forth in reasonable detail the calculations required to establish whether the Lessee was in compliance with the requirements of
                  Section 8.1(o) as at the date of such financial statements and reconciling such calculations with the information presented in such financial statements, and (2) stating whether to the best knowledge of such officer, there exists on the date of such certificate any Lease Event of Default or any Major Environmental Event or event which, with the giving of notice or lapse of time, or both, would constitute a Lease Event of Default or a Major Environmental Event and, if so, setting forth the details thereof and the action which the Lessee has taken and proposes to take with respect thereto.

                           (iv) as soon as is possible and in any event within
                  five Business Days after a change in, or issuance of, any rating of any of the Lessee's senior unsecured long-term
                  Debt by S&P or Moody's which causes a change in the applicable Rating, notice to the Agent of such change;

                           (v) promptly upon the mailing thereof to the
                  shareholders of the Lessee generally, copies of all financial statements, proxy statements, and other reports so mailed;

                           (vi) promptly after their becoming available, copies
                  of all financial statements and reports that the Lessee sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Lessee or any Subsidiary may make to, or file with, the SEC;

                           (vii) promptly after the filing or receiving thereof,
                  copies of all reports and notices which the Lessee files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Lessee receives from such entities other than immaterial regular periodic notices and reports and notices and reports of general circulation;

                           (viii) such other information respecting the
                  condition or operations, financial or otherwise, of the Lessee, in each case as are relevant to the Operative Agreements, as any Holder, the Lessor, the Agent or any Lender may from time to time reasonably request from the Lessee through the Agent;

                           (ix) as soon as possible and in any event within five
                  Business Days after a Responsible Officer of the Lessee has obtained Knowledge thereof, notice of the occurrence of any Lease Event of Default, or any Major Environmental Event continuing on the date of such notice, and a certificate of an authorized financial officer or accounting officer of the Lessee setting forth details of such Lease Event of Default, or such Major Environmental Event and the action which the Lessee has taken and proposes to take with respect thereto;

                           (x) promptly, but in any event within thirty (30)
                  days after the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any Reportable Environmental Event. All such notices shall describe in reasonable detail the nature of the Reportable Environmental Event and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within five (5) Business Days of Lessor's request therefor, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with any Property. Lessee shall also promptly provide such detailed reports of any material Environmental Claims as may reasonably be requested by Lessor; and

                           (xi) promptly after their becoming available, any
                  management letter issued by the Company's Independent Auditor regarding the "Year 2000" exposure or programs of the Company and its Subsidiaries;

                  (b) Compliance with Environmental Laws. Subject to Section
         15.2 of the Lease, the Lessee shall comply, and cause other Persons operating or occupying any Property to comply with all Environmental Laws now existing or hereafter enacted and Environmental Permits with respect to any Property or any part thereof; obtain and renew all Environmental Permits necessary for ownership and operation of any Property or any part thereof; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, and remedial or other action necessary to remove and clean up all Hazardous Materials from any Property or any part thereof pursuant to the lawful order of any regulatory authority and generally in accordance with the requirements of all Environmental Laws.

                  (c) Maintenance of Property. The Lessee shall keep all property used or useful in its business in good working order and condition, ordinary wear and tear excepted (and otherwise in compliance with the requirements of the Lease) except where the failure to do so would not have a Material Adverse Effect.

                  (d) Maintenance of Existence.

                           (i) The Lessee shall preserve and maintain its corporate existence or the corporate existence of a successor permitted under Section 8.1(j).

                           (ii) The Lessee shall preserve and maintain its rights (charter and statutory), and franchises except if, in the reasonable business judgment of the Lessee, it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises would not materially adversely affect the rights of the Holders, the Lenders, the Agent or the Lessor or the ability of the Lessee to perform its obligations hereunder and under the other Operative Agreements to which it is a party.

                  (e) Compliance with Laws. The Lessee shall comply in all material respects with all applicable Laws (other than Environmental Laws, which are the subject of Section 7.3(n) hereof) rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all United States federal income taxes and all other material domestic taxes, assessments and governmental charges imposed upon it or upon its property except to the extent the necessity of compliance therewith is contested in good faith by appropriate proceedings and the Lessee establishes and maintains adequate reserves if and to the extent required under GAAP.

                  (f) Inspection of Property and Books and Records. The Lessee shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with GAAP) shall be made of all financial transactions and matters involving the assets and business of the Lessee and such Subsidiary. The Lessee shall permit, and shall cause each Subsidiary to permit, the Administrative Agent, any Lender or their respective representatives, subject to such limitations as the Lessee may reasonably impose to ensure compliance with any applicable legal or contractual restrictions, to visit and inspect the Property, to examine their respective corporate, financial and operating records with respect to the Property, and make copies thereof or abstracts therefrom, and to discuss the affairs, finances and accounts of the Lessee or any Subsidiary in each case as are relevant to the Operative Agreements with their respective officers at such reasonable times during normal business hours as may be reasonably desired, upon reasonable advance notice to the Lessee; provided that when a Lease Event of Default exists the Agent, any Holder or any Lender may do any of the foregoing at any time during normal business hours and without advance notice.

                  (g) Use of Proceeds; Application of Proceeds to Actual Project Costs. The Lessee shall use proceeds of the Loans and Holder Fundings received by it solely to pay for the costs and expenses described in
         Section 5.1, and none of the Loans or Holder Advances will be used in violation of any applicable Law, including, without limitation, Regulation D, Regulation G, Regulation T, Regulation U and Regulation X of the Federal Reserve Board (as in effect from time to time).

                  (h) Performance. The Lessee shall observe and perform all provisions to be observed or performed by it contained in each Operative Agreement to which it is a party, in accordance with the terms thereof and within the times permitted thereby (including any grace or cure periods provided thereby) and will maintain, or cause to be maintained, the validity and effectiveness as to the Lessee of each such Operative Agreement to which it is a party.

                  (i) Intellectual Property Rights. The Lessee shall preserve, protect and maintain its rights in and to all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, proprietary computer software, "know-how" and copyrights used or to be used in the ordinary course of the operation of each Property (the "Intellectual Property Rights") in accordance with prudent industry practice.

                  (j) Mergers. The Lessee will not merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of its property and assets as, or substantially as, an entirety to any Person, unless (i) either the Lessee shall be the continuing or surviving corporation, or the successor or acquiring corporation shall be a solvent corporation organized under the laws of any State of the United States of America and shall expressly assume in writing all of the obligations of the Lessee under this Agreement and other Operative Agreements, including all covenants herein and therein contained, and such successor or acquiring corporation shall succeed to and be substituted for the Lessee with the same effect as if it had been named herein as a party hereto, provided that no such sale shall release the Lessee from any of its obligations and liabilities under this Agreement or other Operative Agreements unless such sale is followed by the complete liquidation of the Lessee and substantially all the assets of the Lessee immediately following such sale are distributed in such liquidation, and (ii) there shall not exist, as to the Lessee as the continuing or surviving corporation or the successor or acquiring corporation, as the case may be, shall not immediately after such merger or consolidation, or such sale or other disposition, any Lease Default, Lease Event of Default or Major Environmental Event.

                  (k) Maintenance of Insurance. The Lessee shall maintain, and shall cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations (or maintain self-insurance as provided below), in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties as the Lessee; provided that self-insurance by the Lessee shall not be deemed a violation of this covenant to the extent that such self-insurance complies with the limits set forth in Section 14 of the Lease.

                  (l) Payment of Obligations. The Lessee shall, and shall cause each Subsidiary to, pay and discharge, as the same become due and payable: (i) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (ii) all material claims which, if unpaid, would by law become a Lien upon its property, unless, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Lessee or such Subsidiary.

                  (m) Compliance with ERISA. The Lessee shall, and shall cause each of its ERISA Affiliates to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (iii) make all required contributions to any Plan subject to Section 412 of the Code.

                  (n) ERISA Event. The Lessee shall promptly and in any event within 10 days notice of the occurrence of any of the following events known to the Lessee which affect the Lessee or any ERISA Affiliate, and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Lessee or any ERISA
         Affiliate:

                           (i)  an ERISA Event;

                           (ii) a contribution failure with respect to a Pension
                  Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                           (iii) a material increase in the Unfunded Pension
                  Liability of any Pension Plan;

                           (iv) the adoption of, or the commencement of
                  contributions to, any Pension Plan by the Company or any ERISA Affiliate that, in either case, requires material contributions; or

                           (v) the adoption of any amendment to a Pension Plan
                  if such amendment results in a material increase in contributions or Unfunded Pension Liability.

                  (o) Financial Covenants. Beginning on the Initial Closing Date and continuing so long as any Lender or Holder shall have any Commitment hereunder, or any Loan or Holder Amount shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

                           (i) Minimum Interest Coverage Ratio. The Lessee shall
                  not permit, as of the last day of any fiscal quarter (beginning with the first fiscal quarter ending after the Initial Closing Date), its Interest Coverage Ratio to be less than (a) for each Computation Period ending prior to October 1, 2000, 3.0 to 1 and (b) for each Computation Period ending thereafter, 3.5 to 1.

                           (ii) Maximum Total Debt to EBITDA Ratio. The Lessee
                  shall not at any time permit the Total Debt to EBITDA Ratio to be greater than (a) 3.85 to 1 at any time prior to the earlier of (i) April 1, 2000 and (ii) the consummation of the PCA initial public offering and (b) 3.5 to 1 at any time thereafter.

                           (iii) Limitation on Liens. The Lessee shall not, and
                  shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien, other than Permitted Encumbrances, upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following:

                                    (1) any Lien existing on the Initial Closing
                           Date and set forth in Schedule III, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased (other than an increase resulting solely from a change in applicable rates of exchange between U.S. Dollars, on the one hand, and any other currency in which such principal amount is denominated, on the other hand) and the scope of the property subject to such Lien is not extended;

                                    (2) Liens imposed by law for taxes,
                           assessments or charges of any Governmental Authority for claims not yet due, or to the extent that non-payment thereof is permitted by Section 8.1(l), provided that no notice of Lien has been filed or recorded under the Code;

                                    (3) statutory Liens of landlords and Liens
                           of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings;

                                    (4) Liens (other than any Lien imposed by
                           ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                                    (5) Liens on the property of the Lessee or
                           any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                                    (6) Liens consisting of judgment or judicial
                           attachment liens and liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that (i) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed and (ii) all such liens in the aggregate at any time outstanding for the Lessee and its Subsidiaries do not exceed $20,000,000;

                                    (7) easements, rights-of-way, covenants,
                           conditions, restrictions and other similar encumbrances incurred in the ordinary course of business which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the respective businesses of the Lessee and its Subsidiaries;

                                    (8) Liens securing obligations in respect of
                           Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

                                    (9) Liens arising solely by virtue of any
                           statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Lessee in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Lessee or any Subsidiary to provide collateral to the depository institution;

                                    (10) any Lien on property existing at the
                           time of acquisition of such property by the Lessee or a Subsidiary, or Liens to secure the payment of all or part of the purchase price of property upon the acquisition of property by the Lessee or a Subsidiary or to secure any Debt incurred or guaranteed prior to, at the time of, or within one hundred eighty
                           (180) days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Debt incurred or guaranteed for the purpose of financing the cost to the Lessee or a Subsidiary or improvements to such acquired property;

                                    (11) other Liens, in addition to those
                           permitted by clauses (1) through (10), securing Debt or arising in connection with Securitization Transactions; provided that the sum (without duplication) of all such Debt, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions, shall not at any time exceed in the aggregate $200,000,000; and

                                    (12) rights of first refusal, rights of
                           Governmental Authorities to approve transfers and other similar restrictions on transfer of any ownership interest of the Lessee or any of its Subsidiaries in any joint venture or similar investment in an entity (other than a Subsidiary) operating primarily outside of the United States.

                  (p) Restrictions on Subsidiaries. The Lessee (a) will not enter into any agreement or understanding pursuant to which Subsidiary and (b) will not, and will not permit any Subsidiary to, enter into any agreement or understanding which by its terms limits or restricts the ability of such Subsidiary to make funds available to the Lessee (whether by way of a dividend or other distribution, by repayment of any inter-company advance or otherwise) if, in any such case referred to in (a) or (b) above, there is, at the time any such agreement is entered into, a reasonable likelihood that all such agreements and understandings referred to in (a) or (b) above, considered together, would materially and adversely affect the ability of the Lessee to meet its obligations as they become due.

                  (q) Limitation on Subsidiary Debt. The Lessee shall not permit its Subsidiaries to create, incur, assume or suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Debt (excluding obligations in respect of Securitization Transactions) at any time outstanding in an aggregate amount in excess of the greater of (a) $100,000,000 and (b) 12.5% of Total Debt.

                  (r) Transactions with Affiliates. The Lessee shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Lessee (other than the Lessee or a Subsidiary), except upon fair and reasonable terms no less favorable to the Lessee or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Lessee or such Subsidiary.

                  (s) Change in Business. The Lessee and its Subsidiaries taken as a whole shall continue the primary businesses in which they are engaged on the Execution Date and lines of business reasonably related thereto.

                  (t) Change in Accounting Policies. As soon as practicable and in any event within 10 days notice of any material change in accounting policies or financial reporting practices by the Lessee and its consolidated Subsidiaries.

                  (u) Preservation of Corporate Existence, Etc. The Lessee shall, and shall cause each Subsidiary to (provided that nothing in this Section 8.1(u) shall prevent the voluntary liquidation, dissolution or winding up, not under any bankruptcy or insolvency law, of any Subsidiary so long as no Lease Event of Default exists and no Lease Event of Default or Lease Default will result therefrom):

                                    (i) preserve and maintain in full force and
                           effect its existence and good standing under the laws of its jurisdiction of organization;

                                    (ii) preserve and maintain in full force and
                           effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (except in connection with transactions and sales of assets permitted by Section 8.1(j)); and

                                    (iii) preserve or renew all of its
                           registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; provided, however that the Lessee shall have the right to assign to an Affiliate of Tenneco Inc., or not preserve or renew, certain trademarks of Tenneco Inc.

                           that are currently owned by the Lessee or any Subsidiary, but which are not used by the Lessee or such Subsidiary.

                  (v) Negative Pledge. (a) ERISA. The Lessee shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or material violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Lessee in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  (w) Securitization Transactions. The Lessee shall not, and shall not permit its Subsidiaries to enter into Securitization Transaction to the extent that the aggregate investment or claims held at any time by all purchasers, assignees, transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions would at any time exceed $200,000,000.


         SECTION 9. Payment of Certain Expenses.

         9.1. Transaction Expenses.

                  (a) Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with the Initial Closing Date, including all Transaction Expenses (arising in connection with the Initial Closing
         Date), and all other reasonable fees, expenses and disbursements in connection with the Initial Closing Date, and including, without limitation, all fees, taxes and expenses for the recording, registration and filing of documents; provided, however, that the Lessor shall pay such amounts described in this Section 9.1 (a) only if
         (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing Date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date, after delivery and receipt of the Requisition referenced in
         Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Fundings and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this
         Section 9.1 (a). The Lessee agrees to pay all amounts referred to in this Section 9.1(a) to the extent not paid by Lessor.

                  (b) Lessor agrees on each Property Closing Date (including the Initial Closing Date), to pay, or cause to be paid, all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Property

         Closing Date, or the date of such Funding, including all Transaction Expenses (arising with respect to the Initial Closing Date, such Property Closing Date, the date of such Funding), all fees, expenses and disbursements paid by the Lessee or incurred with respect to the various items referenced in Section 5.3, (including without limitation the cost of any Appraisals or environmental site assessments, any developer's fees, any consultant's fees, any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Property Closing Date, or the date of such Funding including, without limitation, all expenses relating to and all fees (including brokers' fees), taxes (including any and all stamp, transfer or similar taxes) and expenses for the recording, registration and filing of documents; provided, however, the Lessor shall pay such amounts described in this Section 9.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Funding and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this
         Section 9.1(b). The Lessee agrees to pay all amounts referred to in this Section 9.1(b) to the extent not paid by the Lessor.

         9.2. Certain Fees and Expenses. Lessee agrees to pay or cause to be paid (i) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor owner trustee, for acting as owner trustee under the Trust Agreement, (ii) all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Lessee, the Agent, the Lenders, Holders or the Lessor in entering into any future amendments or supplements requested by the Lessee with respect to any of the Operative Agreements, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto which have been requested by the Lessee, or any purchase of any Property by the Lessee pursuant to Article XX of the Lease, and (iii) all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Lessor, the Lessee, the Holders, the Lenders or the Agent in connection with the enforcement of any Operative Agreement or any exercise of remedies under any Operative Agreement.

         9.3. Unused Fee and Holder Unused Fee. From the date hereof (provided, however, that no payments shall be made until the Initial Closing Date) through the Expiration Date and thereafter so long as any Rent or other amounts remain outstanding under the Operative Agreements, the Lessee agrees to pay (a) to the Agent, for the pro rata benefit of the Lenders of each Category of Loans based on the Commitment Percentage of each such Lender during the period for which payment is made, the Unused Fee; and (b) to the Lessor, for the pro rata benefit of the Holders based on the Holder Commitment of each such Holder during the period for which payment is made, the Holder Unused Fee. Such payments of fees provided for in this Section 9.3 shall be due in arrears on each Unused Fee Payment Date. Notwithstanding the foregoing, so long as any Lender or Holder fails (in violation of the Operative Agreements) to make available any portion of its Commitment or Holder Commitment when requested, such Person shall not be entitled to receive payment of pro rata share of its Unused r Holder Unused Fee (as the case may be) until such Person shall make available such portion. Each such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. If all or a portion of any Unused Fee or Holder Unused Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the Base Rate plus 2%, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         SECTION 10. Other Covenants and Agreements.

         10.1. Cooperation with the Lessee. The Holders, the Owner Trustee (at the direction of the Holders) and the Agent shall, to the extent reasonably requested by the Lessee (but without assuming additional liabilities on account thereof), at the Lessee's expense, cooperate with the Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of the Lessee, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may reasonably request in order to perform such covenants.

         10.2. Covenants of the Owner Trustee and the Holders. Each of the Owner Trustee and the Holders hereby agree that so long as this Agreement is in effect:

              (a) None of the Holders and the Owner Trustee (both in its capacity and in its individual capacity) will create or permit to exist at any time, and each of the Holders and the Owner Trustee will, at its own cost and expense, promptly take such action (and notify Lessee of such action) as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens attributable to it on the Properties; provided, however, that the Holders and the Owner Trustee shall not be required to discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as (a) such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, any Property or title thereto or any interest therein or the payment of Rent, (b) such proceedings do not materially interfere with the construction of Improvements on any Property or the acquisition or refinancing of any Property, and (c) such proceedings shall not materially interfere with the disposition of any Property or title thereto or interest therein or the payment of
         Rent:

                  (b) Without prejudice to any right of the Owner Trustee under the Trust Agreement to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Holders and the Owner Trustee hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee or the Agent without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement;

                  (c) The Owner Trustee or any successor may resign or be removed by the Holders as Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld, conditioned or delayed;

                  (d) The Owner Trustee, in its capacity as Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Agreements;

                  (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

                  (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                  (g) The Owner Trustee shall give prompt notice to the Lessee and the Agent if the Owner Trustee's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to a Property are kept, shall cease to be located at First Security Bank, N.A., 79 South Main Street, Salt Lake City, Utah, 84111, or if it shall change its name;

                  (h) Provided that no Lease Event of Default has occurred and is continuing, neither the Owner Trustee nor any Holder shall, without the prior written consent of the Lessee, consent to or permit any amendment, supplement or other modification of the terms and provisions of the Credit Agreement or the Notes or (to the extent such amendment, supplement or modification would have an adverse effect on the rights or obligations of the Lessee under the Lease) any other Operative Agreement;

                  (i) Neither the Owner Trustee nor any Holder shall consent to or permit any amendment, supplement or other modification of the terms and provisions of any Operative Agreement, in each case without the prior written consent of the Agent except as described in Section 10.5 of this Agreement;

                  (j) The Owner Trustee (i) shall take such actions and shall refrain from taking such actions with respect to the Operative Agreements or the Properties and shall grant such approvals and otherwise act or refrain from acting with respect to the Operative Agreements or the Properties in each case as directed in writing by the Agent or, in connection with Section 10.5 hereof, the Lessee, notwithstanding any contrary instruction or absence of instruction by any Holder or Holders; and (ii) shall not take any action, grant any approvals or otherwise act under or with respect to the Operative Agreements or any matters relating to the Properties without first obtaining the prior written consent of the Agent (and without regard to any contrary instruction or absence of instruction by any Holder); provided, however, that notwithstanding the foregoing provisions of this subparagraph (j) the Owner Trustee, the Agent and the Holders each acknowledge, covenant and agree that, with respect to all matters under the Operative Agreements that require the consent or concurrence of all of the Lenders pursuant to the terms of Section 9.1 of the Credit Agreement (the "Unanimous Vote Matters"), neither the Owner Trustee nor the Agent shall act or refrain from acting with respect to any Unanimous Vote Matter until such party has received the approval of each Lender and each Holder with respect thereto; and

                  (k) Except as otherwise contemplated by the Operative Agreements, neither the Owner Trustee nor any Holder shall use the proceeds of any Loan or Holder Funding for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 9.1 (a) and (b) of this Agreement, the purchase, refinance or lease of Properties, the acquisition or refinancing of Equipment, the acquisition or refinancing of Improvements and the payment of interest regarding the Loans and the payment of the Holder Yield regarding the Holder Fundings, in each case accrued under the Credit Agreement or Trust Agreement, as the case may be.

         10.3. Lessee Covenants, Consent and Acknowledgment.

                  (a) Lessee acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens.

                  (b) Lessor hereby instructs Lessee, and Lessee hereby acknowledges and agrees, that until such time as the Loans and all other amounts under the Operative Agreements are paid in full, (i) any and all Rent and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to the Lessor or the Owner Trustee shall instead be paid directly to the Agent or as the Agent may direct from time to time and (ii) Lessee shall cause all notices, certificates, financial statements, communications and other information which is delivered, or is required to be delivered, to the Lessor, the Owner Trustee or any Holder also to be delivered at the same time to the Agent.

                  (c) Lessee shall not consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement without, in each case, obtaining the prior written consent of the Agent and, to the extent required by the proviso at the end of Section 10.2(j) hereof, each of the Holders.

                  (d) Except as otherwise contemplated by the Operative Agreements, the Lessee shall not use the proceeds of any Holder Funding or Loan for any purpose other than the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Section 9.1(a) and (b) of this Agreement, the purchase or lease of Properties, the acquisition of Equipment, the construction of Improvements, the payment of interest regarding the Loans and the payment of the Holder Yield regarding the Holder Fundings, in each case accrued under the Credit Agreement or Trust Agreement, as the case may be, during the period prior to the Acquisition Date with respect to a particular Property.

                  (e) The Lessee shall restrict the amount of Equipment located in or on each Property, so that at all times the Property Cost of the Equipment located in or on a given Property shall be less than or equal to 15% of the total Property Cost of such Property, provided, however, that this percentage limitation shall not apply to any such Equipment consisting of Fixtures or other goods incorporated into or customarily considered to be part of a building or structure erected on real property (such as heating, ventilating, air-conditioning, electrical and mechanical equipment or systems, escalators, elevators, wall and floor coverings, plumbing, pumps, tanks, conduits, wiring, lighting, security systems, sprinklers and other fire prevention and extinguishing apparatus). This 15% limitation shall apply to removable Equipment (including without limitation racking and picking equipment) that (i) is not incorporated into a building or structure or (ii) is customarily considered to be trade fixtures or operating equipment for the business of the Lessee.

                  (f) The Lessee shall not create or permit to exist at any time (and the Lessee shall, at its own expense, take such action as may be necessary to duly discharge, or cause to be discharged) any Lien against any Property other than Permitted Encumbrances.

                  (g) The Lessee shall pay (or cause to be paid) to the Agent the administrative fee (described in the Fee Letter) when and as due from time to time.

         10.4. Sharing of Certain Payments. The parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in Section 10.3 hereof. The Holders and the Agent, on behalf of the Lenders, acknowledge the terms of
Section 8 of the Credit Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree all such payments and amounts are to be allocated as provided in Section 8 of the Credit Agreement. In connection therewith the Holders hereby (a) appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Mortgage Instruments to secure the Holder Amount and (b) acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Mortgage Instruments shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Lenders without notice to or consent from the Holders.

         10.5. Grant of Easements, Voting at Meetings, etc. The Agent and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, and until such time as the Agent gives instructions to the contrary to the Owner Trustee, the Owner Trustee shall, from time to time at the request of the Lessee, in connection with the transactions contemplated by the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development or operation of any Property, including, without limitation, reciprocal easement agreements, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements and documents referred to in this Section 10.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

         SECTION 11. Credit Agreement and Trust Agreement.

         11.1. Lessee's Credit Agreement Rights. Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lessee and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, the Lessee (as designated below) shall have the following rights:

                  (a) the Lessee shall have the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement and to make an Extension Request pursuant to Section 2.5(c) of the Credit Agreement;

                  (b) the Lessee shall have the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

                  (c) the Lessee shall have the right to approve any successor agent pursuant to Section 7.9 of the Credit Agreement;

                  (d) the Lessee shall have the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to Section 9.8 of the Credit Agreement; and

                  (e) without limiting the foregoing clauses (a) through (d), and in addition thereto, the Lessee shall have the right to exercise any other right of the Owner Trustee under the Credit Agreement upon not less than five (5) Business Days' prior written notice from the Lessee to the Owner Trustee and the Agent.

         11.2. Lessee's Trust Agreement Rights. Notwithstanding anything to the contrary contained in the Trust Agreement, the Lessee, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, the Lessee (as designated below) shall have the following rights:

                  (a) the Lessee shall have the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

                  (b) no removal of the Owner Trustee or appointment of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee; and

                  (c) the Holders and the Owner Trustee shall not amend, supplement or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

         SECTION 12.  Transfer of Interest.

         12.1. Restrictions on Transfer. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent, and (provided, no Default or Event of Default has occurred and is continuing) the Lessee, provided that such consents shall not be required for an assignment to an Affiliate of a Lender. The Owner Trustee may, subject to the Lien of the applicable Security Documents, but only with the prior written consent of the Agent, the Holders (which consent may be withheld by the Agent or the Holders in their sole discretion) and (provided no Default or Event of Default has occurred and is continuing) the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of the Owner Trustee's right, title or interest in or to any Property, the Lease, the Trust Agreement, this Agreement (including, without limitation, any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with each of the terms and conditions of the Lease.

         12.2. Effect of Transfer. From and after any transfer effected in accordance with this Section 12, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor Holder shall remain liable under Article XI of the Trust Agreement to the extent that the transferee Holder shall not have assumed the obligations of the transferor Holder thereunder. Upon any transfer by the Owner Trustee or a Holder as above provided, any such transferee shall assume the obligations of the Owner Trustee and Lessor or the obligations of a Holder, as the case may be, and shall be deemed an "Owner Trustee", "Lessor" or "Holder", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 12, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including, without limitation, rights to indemnification under any such document.

         SECTION 13.  Indemnification.

         13.1. General Indemnity. Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an Indemnified Person by any other Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person) in any way relating to or arising, or alleged (by any Person asserting such a claim against an Indemnified Person) to arise, out of the execution, delivery, performance or enforcement of this Agreement, the Lease, any other Operative Agreement or on or with respect to any Property or any part thereof, including, without limitation, Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of a Property, or any part thereof, including the acquisition, holding or disposition of any interest in any Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defect in any property whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) any Environmental Claim, any violation of Environmental Laws, or any other loss of or damage to any property or the environment relating to any Property, the Lease or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby (except for such Claims for which such Indemnified Person shall be required to indemnify the Indemnity Provider pursuant to the terms of the Operative Agreements); (e) any breach by the Lessee of any of its representations or warranties under the Operative Agreements to which it is a party or failure by the Lessee to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) any personal injury, death or property damage, including, without limitation, Claims based on strict or absolute liability in tort; (h) any easement, right, agreement or document referred to in Section 10.5 of this Agreement; or (i) any Lien on any Property (other than Liens created by the Operative Agreements), provided, that the Indemnity Provider shall not be required to indemnify the Lessor for any Lessor Liens.

         If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding) for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty
(30) days after the receipt of such notice by the Indemnity Provider; provided, however, that, in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such 30- day period, such Indemnified Person shall endeavor, in such notice to the Indemnity Provider, to inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes the Indemnity Provider from contesting such Claim.

         If, within thirty (30) days after receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including, without limitation by pursuit of appeals) (provided, however, that (A) if such Claim can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim, the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld, conditioned or delayed); provided, however that any Indemnified Party may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict that arises after the initial response to such Claim); by, in the sole discretion of the Person conducting and controlling the response to such Claim, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

         The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party, except that the Indemnity Provider may not agree to any dismissal or settlement of, or other agreement in connection with, any claim without the prior written consent of such Indemnified Person, if such dismissal, settlement or agreement would require any admission or acknowledgment of any culpability or wrongdoing by such Indemnified Person or provide for any nonmonetary relief to be performed by such Indemnified Person. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 13.1 by way of indemnification or advance for the payment of any amount regarding such Claim other than expenses of the action relating to such Claim.

         Notwithstanding the foregoing provisions of this Section 13.1, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) the Indemnified Person shall have reasonably determined the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (D) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person a letter from a Responsible Officer stating that a reasonable basis exists to contest such Claim, and (E) no Lease Event of Default shall have occurred and be continuing. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 13.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

         13.2.    General Tax Indemnity.

                  (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis.

                  (b) (i) Subject to the terms of Section 13.2(f) hereof and
         Section 13.1 of the Lease, the Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                      (ii) In the case of Impositions for which no contest is conducted pursuant to Section 13.2(f) hereof or Section 13.1 of the Lease, and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable). In the case of Impositions for which a contest is conducted pursuant to Section 13.2(f) hereof or
         Section 13.1 of the Lease, the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions to the extent not previously paid or reimbursed, prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.2(f) hereof and
         Section 13.1 of the Lease.

                      (iii) Impositions imposed with respect to a Property for a billing period during which the Lease expires or terminates with respect to such Property (unless the Lessee has exercised the Purchase Option with respect to such Property or the Lessee has otherwise purchased such Property) shall be adjusted and prorated on a daily basis between the Indemnity Provider and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay its pro rata share thereof.

                      (iv) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of 10% or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                  (c) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns with respect to each Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or written notice, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity

         Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to any Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                  (d) If as a result of the payment or reimbursement by the Indemnity Provider of any Imposition or other reasonable expenses of the Lessor or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Agreements, the Lessor or the Holders shall suffer a net increase in any federal, state or local income tax liability, the Indemnity Provider shall indemnify such Persons (without duplication of any indemnification required by subsection (a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings realized or reasonably expected to be realized by such Person in respect thereof, as well as any interest, penalties and additions to tax payable by such Lessor, or such Holder, in respect thereof.

                  (e) As between the Indemnity Provider on one hand, and the Lessor or the Agent, any Lender or any Holder on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless the Lessor, the Agent, the Lenders and each Holder (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes imposed in respect of payments on the Notes or Certificates or with respect to Rent payments under the Lease (and, if the Lessor, the Agent, any Lender or any Holder receives a demand for such payment from any taxing authority, the Indemnity Provider shall discharge such demand on behalf of the Lessor, the Agent, such Lender or such Holder); provided, however, that the right of any Lender to make a claim for indemnification under this
         Section 13.2(e) is subject to the compliance by such Lender with the requirements of Section 2.13 of the Credit Agreement.

                  (f) If a written Claim is made against any Indemnified Person, or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim or proceeding without the consent of the Indemnity Provider for thirty
         (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that, in the case of any such Claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim or proceeding without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes the Indemnity Provider from contesting such Claim.

                           (i) Subject to Section 13.2(g) below regarding
                  contests of Property Taxes by the Lessee, if, within thirty
                  (30) days after receipt of such notice from the Indemnified Person (or such shorter period as provided in this Section 13.2(f)), the Indemnity Provider shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Imposition (provided, however, that (A) if such contest can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control such contest and (B) in the case of any contest, the Indemnified Person may request the Indemnity Provider to conduct and control such contest (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict that first arises after the initial response to such Claim) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

                           (ii) Subject to Section 13.2(g) below regarding
                  contests of Property Taxes by the Lessee, the party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions ultimately shall be made in the sole discretion of the controlling party, except that the Indemnity Provider may not agree to any dismissal or settlement of, or other agreement in connection with, any claim without the prior written consent of such Indemnified Person, if such dismissal, settlement or agreement would require any admission or acknowledgment of any culpability or wrongdoing by such Indemnified Person or provide for any nonmonetary relief to be performed by such Indemnified Person. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Imposition (and any future Claim by any taxing authority, the contest of which is precluded by reason of such resolution of such contest) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section 13.2 for the payment of any amount regarding such Imposition other than expenses of such contest.

                           (iii) Subject to Section 13.2(g) below regarding
                  contests of Property Taxes by the Lessee, notwithstanding the foregoing provisions of this Section 13.2, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to contest any Imposition in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Imposition, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements, (B) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) unless payment of such Imposition is not yet due or is stayed pending such contest, the Indemnity Provider shall either pay such Imposition or provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (D) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent or in-house tax counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim, and (E) no Event of Default shall have occurred and be continuing.

                  (g) Sections 13.2(f)(i) through (iii) shall not apply to contests by the Lessee of Property Taxes (and Property Tax assessments) with respect to any Property. Such contests are governed by Section
         13.1 of the Lease. However, Sections 13.2(f)(i) through (iii) shall apply if Lessee (or any other Indemnity Provider) requests that any Indemnified Person control the contest of such Property Taxes.

         SECTION 14.  Miscellaneous.

         14.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Equipment, the construction of any Improvements, any disposition of any interest of the Owner Trustee in any

Property or any interest of the Holders in the Owner Trust, the payment of the Notes and any disposition thereof, and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

         14.2. No Broker, etc. Each of the parties hereto (other than the Lessee and the Guarantor) represents to the other parties hereto that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation. The Lessee and the Guarantor covenants that (a) it will not permit any broker, finder, financial adviser or other Person employed by it so to act to have any Lien against any Property or the Trust Estate or any part thereof, and (b) (without limiting the generality of Article XIII) it will indemnify and hold each Indemnified Person harmless from and against any liability arising out of any fee or other Claim of any such broker, finder, financial advisor or other Person employed by the Lessee or the Guarantor so to act.

         14.3. Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by United States certified or registered mail (postage prepaid), by nationally recognized courier service, by hand or by telecopy with confirming notice and any such notice shall become effective upon receipt and shall be directed to the address of such Person as indicated:

If to the Lessee or to the Guarantor, to it at the following address:

         Tenneco Packaging Inc.
         1900 West Field Court
         Lake Forest, Illinois  60045
         Attention: General Counsel
         Telephone No.:  847/482-2000
         Telefacsimile No.:  847/482-4738

If to the Owner Trustee, to it at the following address:

         First Security Bank, N.A.
         79 South Main Street
         Salt Lake City, Utah  84111
         Attention: Val Orton
         Telephone No.: (801) 246-5630
         Telefacsimile No.: (801) 246-5053

If to Bank of America, N.A., as a Holder or a Lender, to it at the following address:

         Bank of America, N.A.
         101 North Tryon Street
         NC1-001-15-12
         Charlotte, North Carolina 28255
         Attention: Mollie Canup
         Telephone No.: (704) 386-1316
         Telefacsimile No.: (704) 409-0011


         with all notices of requests for Loans or Holder Fundings, or conversion, continuation or prepayment of any Loans or Holder Funding, to be sent to:

         Bank of America, N.A.
         101 North Tryon Street
         NC1-001-15-12
         Charlotte, North Carolina 28255
         Attention: Mollie Canup
         Telephone No.: (704) 386-1316
         Telefacsimile No.: (704) 409-0011

If to the Agent, to it at the following address:

         Bank of America, N.A.
         101 North Tryon Street
         NC1-001-15-12
         Charlotte, North Carolina 28255
         Attention: Mollie Canup
         Telephone No.: (704) 386-1316
         Telefacsimile No.: (704) 409-0011

with all notices of borrowing, conversion, continuation or prepayment of any Loan to be delivered to the address set forth in Section 9.2 of the Credit Agreement.

If to any other Lender or Holder, to it at the address specified in the signature pages to the Credit Agreement or Trust Agreement (as applicable), any applicable amendment thereto, or any applicable Assignment and Assumption.

From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto.

         14.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         14.5. Amendments and Termination. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Lessor, the Lessee and (subject to Section 9.1 of the Credit Agreement), the Agent. This Agreement may be terminated by an agreement signed in writing by the Owner Trustee, the Holders, the Lessee and the Agent.

         14.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         14.7. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto; provided, that the Lenders are intended to be third-party beneficiaries of this Agreement.

         14.8. GOVERNING LAW; WAIVERS OF JURY TRIAL.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

               (b) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         14.9. Submission to Jurisdiction; Waivers. Each of the parties hereto irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Operative Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case sitting in New York, New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same,

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, to the respective party at its address set forth in Section
         14.3 hereof or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.9 any special, exemplary, punitive or consequential damages.

         14.10. Severability. Any provision of this Agreement that is prohibited or enforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining visions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render such provision unenforceable in any other jurisdiction.

         14.11.   Liability Limited.

               (a) The Agent, the Lessee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and other than as set forth in Section 7.2 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and except as otherwise expressly provided herein or in the other Operative Agreements.

               (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, neither the Lessor nor any Holder (in its capacity as a Holder) nor any officer, director, shareholder, or partner thereof, nor any of the successors or assigns of the foregoing (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any liability or obligation hereunder or under any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Agent (for itself and on behalf of the Lenders) agrees that, in the event the Agent or any Lender pursues any remedies available to them under the Credit Agreement, the Notes, this Agreement, the Security Agreement, the Mortgage Instruments or under any other Operative Agreement, neither the Lenders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom, and recourse shall be had solely and exclusively against the Trust Estate and the Lessee (with respect to the Lessee's obligations under the Lease, and the Participation Agreement); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate in respect of any and all liabilities, obligations and undertakings contained herein, in the Credit Agreement, in the Notes, in the Security Agreement, the Mortgage Instruments or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in this Agreement, the Credit Agreement, the Notes, the Security Agreement, the Mortgage Instruments or any other Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or arising under this Agreement, the Security Agreement, the Mortgage Instruments or the Credit Agreement or secured by the Security Agreement, the Mortgage Instruments or any other Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve the Lessor or any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): (a) active waste knowingly committed by such Lessor or such Exculpated Person with respect to the Properties or (b) any fraud, gross negligence, willful misconduct or willful breach on the part of such Lessor or such Exculpated Person; (iii) relieve such Lessor or such Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (a) misappropriation or misapplication by such Lessor (i.e., application in a manner contrary to any Operative Agreement) of any insurance proceeds or condemnation award paid or delivered to such Lessor by any Person other than the Agent, or (b) any rents or other income received by such Lessor from the Lessee that are not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and its rights thereunder or its right to obtain a judgment against the Lessor's interest in the Properties.

         14.12. Rights of Lessee. Notwithstanding any provision of the Operative Agreements, if at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents, the Trust Agreement and the other Operative Agreements and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and proceeds with respect to any of the Properties. Upon the termination of the Lease pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         14.13. Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

         14.14. Calculations under Operative Agreements. The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto the absence of manifest error.

         14.15. Confidentiality. Each of the Owner Trustee, the Holders, the Agent and the Lenders severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the Lessee or its Subsidiaries which is provided to it by the Lessee or its Subsidiaries, and shall not intentionally disclose such information to any Person except:

               (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

               (b) to the extent such information is independently obtained from a source other than the Guarantor or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

               (c) to any Affiliate of any such Person or to counsel, auditors or accountants retained by any such Person or any such Affiliate, provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Lender, the Agent or the Owner Trustee, any Holder or any Affiliate in the course of examinations of such Persons;

               (d) in connection with any litigation or the enforcement or preservation of the rights of the Agent, the Owner Trustee, the Lessor, any Lender or any Holder under the Operative Agreements;

               (e) to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Guarantor prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Guarantor;

               (f) the Agent, the Owner Trustee, any Lender or any Holder may disclose such information to the Agent, the Owner Trustee, any Lender or any Holder; or

               (g) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution or (ii) assignment by any Holder of interests in the Trust Agreement to another Person.

         14.16. Calculation of Rent, Interest, Holder Yield and Fees. Except as otherwise expressly set forth in the Operative Agreements, all calculation of Rent, interest, Holder Yield, Overdue Rate, Holder Overdue Rate, Facility Fees, or Holder Facility Fees payable hereunder shall be computed based on the actual number of days elapsed over a year of 360 days.

         14.17. Assignment Clause. Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 14.17, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Bank or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                       TENNECO PACKAGING INC.,
                                         as Lessee and Guarantor


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        FIRST SECURITY BANK, N.A., not
                                        individually, except as expressly stated herein, but solely as Owner Trustee under the Temple Trust 1997-1


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        BANK OF AMERICA N.A.,
                                          as Administrative Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        BANK OF AMERICA N.A.,
                                          as a Holder


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        BANK OF AMERICA N.A.,
                                          as a Lender


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        FUNDING OFFICE:

                                   SCHEDULE I

                                 Initial Holders



                                                  Holder
          Name                                  Commitment

          Bank of America, N.A                $   656,250.00

          Credit Suisse First Boston          $   656,250.00

          Bank One, NA                        $   656,250.00

          Banque Nationale de Paris           $   656,250.00

          The Bank of New York                $   468,750.00

          CSL Leasing, Inc.                   $   468,750.00

          Commerzbank AG                      $   468,750.00

          First Union National Bank           $   468,750.00

          Barclays Bank PLC                   $   468,750.00

          IBJTC Leasing                       $   375,000.00
          Corporation/BSC

          Bank Hapoalim B.M                   $   843,750.00

          BBL International (U.K.)            $   375,000.00
          Limited

                                   SCHEDULE II


                             TENNECO PACKAGING INC.
                      MEMORANDUM OF LITIGATION AND CLAIMS

                                  SCHEDULE III


                                 PERMITTED LIENS

                                    EXHIBIT A

                                REQUISITION FORM
        (Pursuant to Sections 4.2 and 5.2 of the Participation Agreement)

                                    EXHIBIT B


                             TENNECO PACKAGING INC.


                              OFFICER'S CERTIFICATE
         (Pursuant to Section 5.3(xxii) of the Participation Agreement)

                                    EXHIBIT C

                                 FORM OF OPINION
                                  OF COUNSEL TO
                             TENNECO PACKAGING INC.

                                    EXHIBIT D

                             TENNECO PACKAGING INC.

                              OFFICER'S CERTIFICATE
          (Pursuant to Section 6.1 (e) of the Participation Agreement)

                                   EXHIBIT E

                             TENNECO PACKAGING INC.

                            SECRETARY'S CERTIFICATE
          (Pursuant to Section 6.1 (f) of the Participation Agreement)

                                    EXHIBIT F

                            FIRST SECURITY BANK, N.A.

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 6.2(d) of the Participation Agreement)

                                    EXHIBIT G
                            FIRST SECURITY BANK, N.A.

                       CERTIFICATE OF ASSISTANT SECRETARY
           (Pursuant to Section 6.2(e) of the Participation Agreement)

                                    EXHIBIT H

                                     FORM OF
                               OPINION OF COUNSEL
                          TO FIRST SECURITY BANK, N.A.

                                    EXHIBIT I
                     DESCRIPTION OF LAND FOR TEMPLE PROPERTY